otherwise alienated or hypothecated until the applicable performance targets and other restrictions are satisfied, as shall be certified in writing by the Committee. All rights with respect to a Performance Share Award granted hereunder shall apply only to such Employee or the Employee's legal representative.

          (h) Except as otherwise provided in this Article IV of the Plan, and subject to applicable federal and state securities laws, shares covered by each Restricted Stock Award made under the Plan shall become freely transferable by the Employee after the Committee has certified that the applicable performance targets and restrictions have been satisfied. Once the shares are released from the restrictions, the Employee shall be entitled to have the legend required by
Section 4.5 of the Plan removed from the applicable Common Stock certificate.


                           V. PERFORMANCE SHARE AWARDS

    5.1 GRANT OF PERFORMANCE SHARE AWARDS. The Committee, at its discretion, may grant Performance Share Awards to Employees of the Corporation and its Subsidiaries and may determine, on an individual or group basis, the performance goals to be attained pursuant to each Performance Share Award.

    5.2 TERMS OF PERFORMANCE SHARE AWARDS. In general, Performance Share Awards shall consist of rights to receive cash, Common Stock or a combination of each, if designated performance goals are achieved. The terms of a Participant's Performance Share Award shall be set forth in his individual Performance Share Agreement. Each Agreement shall specify the performance goals applicable to a particular Employee or group of Employees, the period over which the targeted goals are to be attained, the payment schedule if the goals are attained, and any other terms, conditions and restrictions applicable to an individual Performance Share Award and not inconsistent with the provisions of the Plan. The Committee, at its discretion, may waive all or part of the conditions, goals and restrictions applicable to the receipt of full or partial payment of a Performance Share Award.

    5.3 PERFORMANCE SHARE AWARDS GRANTED UNDER CODE SECTION 162(M). The Committee, at its discretion, may designate certain Performance Share Awards as granted pursuant to Code Section 162(m). Such Performance Share Awards must comply with the following additional requirements, which override any other provision set forth in this Article V:

          (a) The Committee, at its discretion, may grant Code Section 162(m) Performance Share Awards based upon pre-established, objective performance goals that are intended to satisfy the performance-based compensation requirements of Code Section 162(m) and the regulations promulgated thereunder. Further, at the discretion of the Committee, a Performance Share Award also may be subject to goals and restrictions in addition to the performance requirements.

          (b) Each Code Section 162(m) Performance Share Award shall be based upon the attainment of specified levels of Corporation or Subsidiary performance during a specified performance period, as measured by any or all of the following: (i) earnings (as measured by net income, net income per share, operating income or operating income per share); (ii) sales growth; (iii) and market capitalization.

          (c) For each designated performance period, the Committee shall (i) select those Employees who shall be eligible to receive a Code Section 162(m) Performance Share Award, (ii) determine the performance period, which may be a one to three fiscal year period, (iii) determine the target levels of Corporation or Subsidiary performance, and (iv) determine the Performance Share Award to be paid to each selected Employee. The Committee shall make the foregoing determinations prior to the commencement of services to which a Performance Share Award relates (or within the permissible time-period established under Code Section 162(m)) and while the outcome of the performance goals and targets is uncertain.

          (d) For each performance period, the Committee shall certify, in writing: (i) if the Corporation has attained the performance targets; and (ii) the cash or number of shares (or combination thereof) pursuant to the Performance Share Award that shall be paid to each selected Employee (or the number of shares that are to become freely transferable, if a Performance Share Award is granted subject to attainment of the designated performance goals). The Committee, may not waive all or part of the conditions, goals and restrictions applicable to the receipt of full or partial payment of a Performance Share Award.

          (e) Code Section 162(m) Performance Share Awards may be granted in two different forms, at the discretion of the Committee. Under one form, the Employee shall receive a Performance Share Award that consists of a legended certificate of Common Stock, restricted from transfer prior to the satisfaction of the designated performance goals and restrictions, as determined by the Committee and specified in the Employee's Performance Share Agreement. Prior to satisfaction of the performance goals and restrictions, the Employee shall be entitled to vote the Performance Shares. Further, any dividends paid on such shares during the performance/restriction period automatically shall be reinvested on behalf of the Employee in additional Performance Shares under the Plan, and such additional shares shall be subject to the same performance goals and restrictions as the other shares under the Performance Share Award. No shares under a Performance Share Award shall become transferable until the Committee certifies in writing that the performance goals and restrictions have been satisfied.

          (f) Under the second form, the Employee shall receive a Performance Share Agreement from the Committee that specifies the performance goals and restrictions that must be satisfied before the Company shall issue the payment, which may be cash, a designated number of shares of Common Stock or a combination of the two. Any certificate for shares under such form of Performance Share Award shall be issued only after the Committee certifies in writing that the performance goals and restrictions have been satisfied.

          (g) No Employee, in any one fiscal year of the Company, shall be granted a Performance Share Award to receive more than 2,000 shares (on a pre-split or pre-stock dividend basis) of Common Stock.

          (h) Except as provided in this Article V of the Plan, the shares pursuant to a Performance Share Award granted hereunder may not be transferred, pledged, assigned, or otherwise alienated or hypothecated until the applicable performance targets and other restrictions are satisfied, as shall be certified in writing by the Committee. All rights with respect to a Performance Share Award granted hereunder shall apply only to such Employee or the Employee's legal representative.

          (i)  In addition to any legends placed on certificates pursuant to
Section 5.3(h), each certificate representing shares under a Performance Share Award shall bear the following legend:

    The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer set forth in the MCE Companies, Inc. 2000 Stock Incentive Plan ("Plan"), rules and administrative guidelines adopted pursuant to such Plan and a Performance Share Agreement dated
                ,     . A copy of the Plan, such rules and such Performance
    Share Agreement may be obtained from the President of MCE Companies, Inc.

          (j) Except as otherwise provided in this Article V of the Plan, and subject to applicable federal and state securities laws, shares covered by each Performance Share Award made under the Plan shall become freely transferable by the Employee after the Committee has certified that the applicable performance targets and restrictions have been satisfied. Once the shares are released from the restrictions, the Employee shall be entitled to have the legend required by paragraph (i) removed from the applicable Common Stock certificate.


                           VI. ANNUAL INCENTIVE AWARDS

    6.1 GRANT OF ANNUAL INCENTIVE AWARDS.

          (a) The Committee, at its discretion, may grant Annual Incentive Awards to such Employees as it may designate from time to time. Annual Incentive Awards shall be based upon pre-established, objective performance goals that are intended to satisfy the performance-based compensation requirements of Code Section 162(m) and the regulations promulgated thereunder.

          (b) The determination of Annual Incentive Awards for a given year shall be based upon the attainment of specified levels of Corporation or Subsidiary performance as measured by any or all of the following: earnings (as measured by net income, net income per share, operating income or operating income per share), sales growth and market capitalization.

          (c)  For each fiscal year of the Corporation, the Committee shall
(i) select those Employees who shall be eligible to receive an Annual Incentive Award, (ii) determine the performance period, which may be a one to three fiscal year period, (iii) determine target levels of Corporation performance, and (iv) determine the level of Annual Incentive Award to be paid to each selected Employee upon the achievement of each performance level as provided below. The Committee shall make the foregoing determinations prior to the commencement of services to which an Annual Incentive Award relates (or within the permissible time-period established under Code Section 162(m)) and while the outcome of the performance goals and targets is uncertain.

    6.2   ATTAINMENT OF PERFORMANCE TARGETS.

          (a)  For each fiscal year, the Committee shall certify, in writing:
(i) the degree to which the Corporation has attained the performance targets; and (ii) the amount of the Annual Incentive Award to be paid to each selected Employee.

          (b) Notwithstanding anything to the contrary herein, the Committee may, in its discretion, reduce any Annual Incentive Award based on such factors as may be determined by the Committee, including, without limitation, a determination by the Committee that such a reduction is appropriate: (i) in light of pay practices of competitors; or (ii) in light of the Corporation's, a subsidiary's, or a selected Employee's performance relative to competitors and/or performance with respect to the Corporation's strategic business goals.

    6.3 PAYMENT OF ANNUAL INCENTIVE AWARDS. An Annual Incentive Award shall be paid only if (i) the Corporation achieves at least the threshold performance level; and (ii) the Committee makes the certification described in Section 6.2.

    6.4   ANNUAL INCENTIVE AWARD PAYMENT FORMS.

          (a) Annual Incentive Awards shall be paid in cash and/or shares of Common Stock of the Corporation, at the discretion of the Committee. Payments shall be made within 30 days following (i) a certification by the Committee that the performance targets were attained, and (ii) a determination by the Committee that the amount of an Annual Incentive Award shall not be decreased in accordance with Section 6.2. The aggregate maximum Annual Incentive Award that may be earned by any Participant on behalf of any one fiscal year (calculated as of the last day of the fiscal year for which the Annual Incentive Award is earned) may not exceed the lesser of one (1) times the Participant's base salary for the fiscal year or $300,000.

          (b) The amount of an Annual Incentive Award to be paid upon the attainment of each targeted level of performance shall equal a percentage of each Participant's base salary for the fiscal year, as determined by the Committee.


                         VIII. TERMINATION OF EMPLOYMENT

    7.1.  OPTIONS AND STOCK APPRECIATION RIGHTS.

          (a) If, prior to the date that an Option or Stock Appreciation Right first becomes Vested, a Participant's employment is terminated for any reason other than after a Change in Control, the Participant's right to exercise the Option or Stock Appreciation Right shall terminate and all rights thereunder shall cease.

          (b) If, on or after the date that an Option or Stock Appreciation Right first becomes Vested, a Participant's employment is terminated for any reason other than death or Disability, the Participant shall have the right, within the earlier of (i) the expiration of the Option or Stock Appreciation Right, and (ii) three months after termination of employment, to exercise the Option or Stock Appreciation Right to the extent that it was exercisable and unexercised on the date of the Participant's termination of employment, subject to any other limitation on the exercise of the Option or Stock Appreciation Right in effect on the date of exercise. The Committee may designate in a Participant's Agreement that an Option or Stock Appreciation Right shall terminate at an earlier time than set forth above.

          (c) If, on or after the date that an Option or Stock Appreciation Right first becomes Vested, a Participant dies while an Option or Stock Appreciation Right is still exercisable, the person or persons to whom the Option or Stock Appreciation Right shall have been transferred by will or by the laws of descent and distribution, shall have the right within the exercise period specified in the Participant's Agreement to exercise the Option or Stock Appreciation Right to the extent that it was exercisable and unexercised on the Participant's date of death, subject to any other limitation on exercise in effect on the date of exercise. Provided, however, that the beneficial tax treatment of an Incentive Stock Option may be forfeited if the Option is exercised more than one year after a Participant's date of death.

          (d) If, on or after the date that an Option or Stock Appreciation Right first becomes Vested, a Participant terminates employment due to Disability, the Participant shall have the right, within the exercise period specified in the Participant's Agreement to exercise the Option or Stock Appreciation Right to the extent that it was exercisable and unexercised on the date of the Participant's termination of employment, subject to any other limitation on the exercise of the Option or Stock Appreciation Right in effect on the date of exercise. If the Participant dies after termination of employment while the Option or Stock Appreciation Right is still exercisable, the Option or Stock Appreciation Right shall be exercisable in accordance with the terms of paragraph (c) above.

          (e) The Committee, at the time of a Participant's termination of employment, may accelerate a Participant's right to exercise an Option or extend the exercise period of an Option or Stock Appreciation Right; provided, however that the extension of the exercise period for an Incentive Stock Option may cause such Option to forfeit its preferential tax treatment.

          (f) Shares subject to Options and Stock Appreciation Rights that are not exercised in accordance with the provisions of (a) through (e) above shall expire and be forfeited by the Participant as of their expiration date and shall become available for new grants and awards under the Plan as of such date.

    7.2 RESTRICTED STOCK. If a Participant terminates employment for any reason other than after a Change in Control, the Participant's shares of Restricted Stock still subject to the Restriction Period automatically shall expire and be forfeited by the Participant and, subject to

Section 1.6, shall be available for new grants and awards under the Plan as of such termination date; provided, however, that the Committee, in its sole discretion, may waive the restrictions remaining on any or all shares of Restricted Stock and add such new restrictions to such shares of Restricted Stock as it deems appropriate. Notwithstanding the foregoing, the Committee shall not waive any restrictions on a Code Section 162(m) Restricted Stock Award, but the Committee may include a provision in an Employee's Code Section 162(m) Restricted Stock Agreement stating that upon the Employee's termination of employment due to (i) death, (ii) Disability, or (iii) involuntary termination by the Company without cause prior to the attainment of the associated performance goals and the termination of the Restriction Period, that the performance goals and restrictions shall be deemed to have been satisfied on a pro rata basis, so that the number of shares that become freely transferable shall be based on the Employee's full number of months of employment during the Restriction Period, and the Employee shall forfeit the remaining shares and his rights to such forfeited shares shall terminate in full.

    7.3 PERFORMANCE SHARES. Performance Share Awards shall expire and be forfeited by a Participant upon the Participant's termination of employment for any reason other than after a Change in Control, and such shares shall be available for new grants and awards under the Plan as of such termination date; provided, however, that the Committee, in its discretion, may waive all or part of the conditions, goals and restrictions applicable to the receipt of full or partial payment of a Performance Share Award. Notwithstanding the foregoing, the Committee shall not waive any restrictions on a Code Section 162(m) Performance Share Award, but the Committee may include a provision in an Employee's Code
Section 162(m) Performance Share Agreement stating that upon the Employee's termination of employment due to (i) death, (ii) Disability, or (iii) involuntary termination by the Company without cause prior to the attainment of the associated performance goals and restrictions, that the performance goals and restrictions shall be deemed to have been satisfied on a pro rata basis, so that the number of shares that become freely transferable shall be based on the Employee's full number of months of employment during the employment period, and the Employee shall forfeit the remaining shares and his rights to such forfeited shares shall terminate in full.


    7.4   ANNUAL INCENTIVE AWARDS.

          (a) A Participant who has been granted an Annual Incentive Award and terminates employment due to Retirement, Disability or death prior to the end of the Corporation's fiscal year shall be entitled to a prorated payment of the Annual Incentive Award, based on the number of full months of employment during the fiscal year. Any such prorated Annual Incentive Award shall be paid at the same time as regular Annual Incentive Awards or, in the event of the Participant's death, to the beneficiary designated by the Participant.

          (b) A Participant who has been granted an Annual Incentive Award and resigns or is terminated for any reason (other than Retirement, Disability or death), before the end of the Corporation's fiscal year for which the Annual Incentive Award is to be paid, shall forfeit the right to an Annual Incentive Award payment for that fiscal year.

    7.5 OTHER PROVISIONS. The transfer of an Employee from one corporation to another among the Corporation and any of its Subsidiaries, or a leave of absence under the leave policy of the Corporation or any of its Subsidiaries shall not be a termination of employment for purposes of the Plan, unless a provision to the contrary is expressly stated by the Committee in a Participant's Agreement issued under the Plan.


                     VIII. ADJUSTMENTS AND CHANGE IN CONTROL

    8.1   ADJUSTMENTS.

          (a) The total amount of Common Stock for which Options, Stock Appreciation Rights, Restricted Stock, Performance Share Awards and Annual Incentive Awards may be issued under the Plan, and the number of shares subject to any such grants or awards (both as to the number of shares of Common Stock and the Option price), shall be automatically adjusted pro rata for any increase or decrease in the number of outstanding shares of Common Stock resulting from payment of a stock dividend on Common Stock, a subdivision or combination of shares of Common Stock, or a reclassification of Common Stock.

          (b) The foregoing adjustments shall be made by the Committee. Any such adjustment may provide for the elimination of any fractional share which might otherwise become subject to an Option, Stock Appreciation Right, Restricted Stock grant, Performance Share Award or Annual Incentive Award.

    8.2 CHANGE IN CONTROL. Notwithstanding anything contained herein to the contrary, in the event of a Change in Control: (i) any outstanding Option or Stock Appreciation Right granted to such Participant hereunder immediately shall become fully Vested and exercisable in full, regardless of any installment provision applicable to such Option or Stock Appreciation Right; (ii) the remaining Restriction Period on any Restricted Stock granted to such Participant hereunder immediately shall lapse and the shares shall become fully transferable, subject to any applicable federal or state securities laws; (iii) all performance goals and conditions shall be deemed to have been satisfied and all restrictions shall lapse on any outstanding Performance Share Awards granted to such Participant hereunder, and such Awards shall become payable in full; and
(iv) for purposes of any Annual Incentive Awards granted to such Participant hereunder, the determination of whether the performance targets have been achieved shall be made as of the date of the Change in Control and payments due should become immediately payable.


                                IX. MISCELLANEOUS

    9.1 PARTIAL EXERCISE/FRACTIONAL SHARES. The Committee may permit, and shall establish procedures for, the partial exercise of Options and Stock Appreciation Rights granted under the Plan. No fractional shares shall be issued in connection with the exercise of a Stock Appreciation Right or payment of a Performance Share Award or Annual Incentive Award; instead, the Fair Market Value of the fractional shares shall be paid in cash, or at the discretion of the Committee, the number of shares shall be rounded down to the nearest whole number of shares and any fractional shares shall be disregarded.

    9.2 RULE 16B-3 REQUIREMENTS. Notwithstanding any other provision of the Plan, the Committee may impose such conditions on the exercise of an Option or Stock Appreciation Right (including, without limitation, the right of the Committee to limit the time of exercise to specified periods), or the grant of Restricted Stock or the payment of a Performance Share Award or Annual Incentive Award, as may be required to satisfy the requirements of Rule 16b-3 of the Exchange Act.

    9.3 RIGHTS PRIOR TO ISSUANCE OF SHARES. No Participant shall have any rights as a shareholder with respect to shares covered by an Option, Stock Appreciation Right, Restricted Stock grant, Performance Share Award or Annual Incentive Award until the issuance of a stock certificate for such shares. No adjustment shall be made for dividends or other rights with respect to such shares for which the record date is prior to the date the certificate is issued.

    9.4 NON-ASSIGNABILITY. No Option, Stock Appreciation Right, Restricted Stock grant, Performance Share Award or Annual Incentive Award shall be transferable by a Participant except by will or the laws of descent and distribution. During the lifetime of a Participant, an Option or Stock Appreciation Right shall be exercised only by the Participant, except in the event of the Participant's Disability, in which case the Participant's legal guardian or the individual designated in the Participant's durable power of attorney may exercise the Option or Stock Appreciation Right. Any transferee of the Option or Stock Appreciation Right shall take the same subject to the terms and conditions of this Plan. No transfer of an Option, Stock Appreciation Right, Restricted Stock grant, Performance Share Award or Annual Incentive Award by will or the laws of descent and distribution shall be effective to bind the Corporation unless the Corporation shall have been furnished with written notice thereof and a copy of the will and/or such evidence as the Corporation may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of the Option, Stock Appreciation Right, Restricted Stock grant, Performance Share Award or Annual Incentive Award.

    9.5.  SECURITIES LAWS.

          (a) Anything to the contrary herein notwithstanding, the Corporation's obligation to sell and deliver Common Stock pursuant to the exercise of an Option or Stock Appreciation Right or deliver Common Stock pursuant to a Restricted Stock grant, Performance Share Award or Annual Incentive Award is subject to such compliance with federal and state laws, rules and regulations applying to the authorization, issuance or sale of securities as the Corporation deems necessary or advisable. The Corporation shall not be required to sell and deliver or issue Common Stock unless and until it receives satisfactory assurance that the issuance or transfer of such shares shall not violate any of the provisions of the Securities Act of 1933 or the Securities Exchange Act of 1934, or the rules and regulations of the Securities Exchange Commission promulgated thereunder or those of the Stock Exchange or any stock exchange on which the Common Stock may be listed, the provisions of any state laws governing the sale of securities, or that there has been compliance with the provisions of such acts, rules, regulations and laws.

          (b) The Committee may impose such restrictions on any shares of Common Stock acquired pursuant to the exercise of an Option or Stock Appreciation Right or the grant of Restricted Stock or the payment of a Performance Share Award or Annual Incentive Award under the Plan as it may deem advisable, including, without limitation, restrictions (i) under applicable federal securities laws, (ii) under the requirements of the Stock Exchange or any other securities exchange, recognized trading market or quotation system upon which such shares of Common Stock are then listed or traded, and (iii) under any blue sky or state securities laws applicable to such shares. No shares shall be issued until counsel for the Corporation has determined that the Corporation has complied with all requirements under appropriate securities laws.

    9.6   WITHHOLDING TAXES.

          (a) The Corporation shall have the right to withhold from a Participant's compensation or require a Participant to remit sufficient funds to satisfy applicable withholding for income and employment taxes upon the exercise of an Option or Stock Appreciation Right or the lapse of the Restriction Period on a Restricted Stock grant or the payment of a Performance Share Award or Annual Incentive Award. A Participant may make a written election to tender previously-acquired shares of Common Stock or have shares of stock withheld from the exercise, provided that the shares have an aggregate Fair Market Value sufficient to satisfy in whole or in part the applicable minimum statutory withholding taxes. The cashless exercise procedure of Section 2.4 may be utilized to satisfy the withholding requirements related to the exercise of an Option. At no point shall the Corporation withhold from the exercise of an Option more shares than are necessary to meet the established minimum statutory tax withholding requirements of federal, state and local obligations.

          (b)   A Participant subject to the insider trading restrictions of
Section 16(b) of the Exchange Act may use Common Stock to satisfy the applicable withholding requirements only if such disposition is approved in accordance with Rule 16b-3 of the Exchange Act. Any election by a Participant to utilize Common Stock for withholding purposes is further subject to the discretion of the Committee.

    9.7   TERMINATION AND AMENDMENT.

          (a) The Board may terminate the Plan, or the granting of Options, Stock Appreciation Rights, Restricted Stock, Performance Share Awards or Annual Incentive Awards under the Plan, at any time. No new grants or awards shall be made under the Plan after the tenth anniversary of the adoption of this Plan by the Board, or approval by the shareholders, whichever is earlier, as noted in
Section 1.1.

          (b) The Board may amend or modify the Plan at any time and from time to time, but no amendment or modification, without the approval of the shareholders of the Corporation, shall (i) materially increase the benefits accruing to Participants under the Plan; (ii) increase the amount of Common Stock for which grants and awards may be made under the Plan, except as permitted under Sections 1.6 and 8.1; or (iii) change the provisions relating to the eligibility of individuals to whom grants and awards may be made under the Plan.

          (c) No amendment, modification, or termination of the Plan shall in any manner affect any Option, Stock Appreciation Right, Restricted Stock grant, Performance Share Award or Annual Incentive Award granted under the Plan without the consent of the Participant holding the Option, Stock Appreciation Right, Restricted Stock grant, Performance Share Award or Annual Incentive Award.

    9.8 EFFECT ON EMPLOYMENT. Neither the adoption of the Plan nor the granting of any Option, Stock Appreciation Right, Restricted Stock, Performance Share Award or Annual Incentive Award pursuant to the Plan shall be deemed to create any right in any individual to be retained or continued in the employment of the Corporation or a Subsidiary.

    9.9 USE OF PROCEEDS. The proceeds received from the sale of Common Stock pursuant to the Plan will be used for general corporate purposes of the Corporation.

    9.10 APPROVAL OF PLAN. Unless this Plan has been approved by the shareholders of the Corporation within 12 months of July 20, 2000 (the date of adoption of the Plan by the Board), as required by Section 422 of the Code, this Plan, and any grants or awards made hereunder, shall be of no further force or effect.




    IN WITNESS WHEREOF, this 2000 Stock Incentive Plan has been executed on behalf of the Corporation on this 20th day of July, 2000.


                                MCE COMPANIES, INC.


                                By:  /s/ John L. Smucker
                                        ---------------------------------------
                                John L. Smucker, President


                                By:  /s/ John K. Cannon
                                        ---------------------------------------
                                John K. Cannon, Chairman of the
                                        Compensation Committee